UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: November 4, 2003
                                        ----------------
              Date of the Earliest Event Reported: November 3, 2003
                                                   ----------------


                       RIGHT MANAGEMENT CONSULTANTS, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-15539                             23-2153729
           -----------                  ----------------------------
           (Commission                  (IRS Employer Identification
           file number)                          Number)



      1818 Market Street, Philadelphia, Pennsylvania        19103
      ----------------------------------------------      ----------
            (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (215) 988-1588

Item 5:  Other Matters

      On November 3, 2003, Right Management Consultants, Inc. (the Company) announced the expiration of the outstanding proposal from an investor group comprised of Richard J. Pinola, Chairman and Chief Executive Officer and certain senior executives of the Company together with an affiliate of Hellman & Friedman LLC, a private equity investment firm, to purchase all of the Company's outstanding common shares, other than those being retained by members of the management group, for a cash price of $17.00 per share. However, the independent Special Committee that was appointed by the Company's Board of Directors is continuing discussions with members of this investor group, while it continues to review strategic alternatives of the Company, including an alternative acquisition proposal received from an unaffiliated party. A copy of the press release is filed as Exhibit 99.1 of this Form 8-K.

Item 7:  Exhibits

Exhibit
Number         Description
-------        -----------

99.1 Press release announcing the expiration of a management offer for all outstanding shares.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RIGHT MANAGEMENT CONSULTANTS, INC.
                                            (Registrant)

Date: November 4, 2003                       By:  /S/ CHARLES J. MALLON
                                                  ------------------------------
                                                   Charles J. Mallon
                                                   Executive Vice President and
                                                   Chief Financial Officer